UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NANOBIOTIX S.A.
(Exact Name of Registrant as Specified in its Charter)

France (State or other jurisdiction of incorporation or organization)	Not applicable (I.R.S. Employer Identification No.)

60, rue de Wattignies 75012 Paris, France (Address of principal executive offices)	Not applicable (Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American Depositary Shares, each representing one ordinary share, €0.03 nominal value per share	The Nasdaq Stock Market LLC

Ordinary shares, €0.03 nominal value per share*	The Nasdaq Stock Market LLC*

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Registration No. 333-250707

Securities to be registered pursuant to Section 12(g) of the Act: None

* Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC. The American Depositary Shares represent the right to receive ordinary shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American Depositary Shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.

Item 1.	Description of Registrant’s Securities to be Registered.

Nanobiotix S.A. (the “Company”) hereby incorporates by reference herein (a) the description of its ordinary shares, €0.03 nominal value per share, contained under the heading “Description of Share Capital,” (b) the description of its American Depositary Shares, each representing one ordinary share, €0.03 nominal value per share, contained under the heading “Description of American Depositary Shares” and (c) the information set forth under the headings “Taxation” and “Limitations Affecting Shareholders of a French Company,” in each case, in the Company’s Registration Statement on Form F-1 (File No. 333-250707), as originally filed with the Securities and Exchange Commission (the “Commission”) on November 20, 2020, as subsequently amended (the “Registration Statement”), and in the final prospectus to be filed separately by the Company with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NANOBIOTIX S.A.

Date: December 8, 2020	By:	/s/ Laurent Levy
Laurent Levy, Ph.D.
Chief Executive Officer